Exhibit 99.1

Nexvet Reports Financial Results for First Quarter of Fiscal Year 2016

DUBLIN, Ireland – November 5, 2015 – Veterinary biologic therapy developer Nexvet Biopharma (Nasdaq: NVET) today announced its financial results for the three month period ended September 30, 2015.

Corporate Highlights

•	Commenced a research and development collaboration with leading Japanese animal health company, Zenoaq (Nippon Zenyaku Kogyo Co., Ltd.)

•	Secured a dedicated biologics manufacturing facility in Tullamore, Ireland

•	Received $3.1 million cash under the Australian Government’s Research and Development (R&D) Tax Incentive program

In July 2015, Nexvet announced the commencement of a research and development collaboration with Zenoaq (Nippon Zenyaku Kogyo Co., Ltd.), a leading animal health company based in Japan. The collaboration entails developing a number of therapeutic biologics in the areas of immuno-oncology and allergy/inflammation. Nexvet is applying its PETization platform technology to convert monoclonal antibodies (mAbs) identified by Zenoaq into 100% species-specific product candidates for conditions where there is currently a significant unmet medical need. Nexvet will retain marketing rights outside Europe and Asia to any resulting approved products.

A key highlight during the quarter was the securing of a dedicated biologics manufacturing facility in Tullamore, Ireland. In September 2015, Nexvet agreed to pay $1.98 million to secure the manufacturing assets within the 20,000 square foot facility. The Company entered into a 10-year lease on the facility and has the option to purchase the building. As part of the transaction, Nexvet is eligible for non-dilutive grant support from the Irish Government. This acquisition affirms Nexvet’s commitment to internalize manufacturing, a key element in the development and commercialization of innovative biopharmaceuticals.

Nexvet continues to maintain important research and development operations in Australia and in September 2015 announced receipt of $3.1 million in cash under the Australian Government’s Research and Development (R&D) Tax Incentive program. The incentive was included as a receivable in Nexvet’s annual report on Form 10-K, for the fiscal year ended June 30, 2015.

Recent Developments

In October 2015, Nexvet announced the initiation of a pilot field study of NV-02, its mAb therapy in development for the control of pain associated with osteoarthritis in cats. The study will target enrolment of 90 feline patients with naturally occurring osteoarthritis. Nexvet expects data from the study will be available in the second quarter of 2016. Nexvet believes this is the most advanced clinical study of a feline mAb therapy. Chronic pain management is an area of significant unmet need in cats, given that non-steroidal anti-inflammatory drugs (NSAIDs), a leading class of analgesics for dogs and cats, are not approved for chronic use in cats in the United States due to concerns over toxic side effects.

First Quarter FY2016 Financial Results

As of September 30, 2015, Nexvet had cash of $47.7 million.

For the three months ended September 30, 2015, Nexvet reported a net loss of $4.0 million, compared to $2.3 million for the three months ended September 30, 2014. Net loss per share attributable to ordinary shareholders (basic and diluted) for the three months ended September 30, 2015 and 2014 was $0.35 and $2.13 respectively.

The net loss of $4.0 million for the three months ended September 30, 2015 included operating expenses of $5.6 million, reflecting $3.7 million in research and development expenses and $1.9 million in general and administrative expenses. Other income comprised $1.6 million, principally research and development incentive income of $0.6 million and an exchange gain of $1.0 million.

The net loss of $2.3 million for the three months ended September 30, 2014 included operating expenses of $5.4 million, reflecting $2.5 million in research and development expenses and $2.8 million in general and administrative expenses. Other income comprised $3.0 million, principally research and development incentive income of $0.7 million, government grant income of $0.3 million and an exchange gain of $2.0 million.

The increased operating expenses for the three month period ended September 30, 2015, compared to the corresponding period in 2014, primarily related to increased program development costs associated with the pivotal safety and efficacy study for NV-01 and proof-of-concept studies for NV-02, offset by a $1.0 million reduction in general and administrative costs due to costs associated with preparation for our initial public offering of $0.6 million and Irish reorganization costs of $0.4 million in the three months ended September 30, 2014.

About Nexvet (www.nexvet.com)

Nexvet is a clinical-stage biopharmaceutical company focused on transforming the therapeutic market for companion animals, such as dogs and cats, by developing and commercializing novel, species-specific biologics. Nexvet’s proprietary PETization™ platform is designed to rapidly design monoclonal antibodies (“mAbs”) that are recognized as “self” or “native” by an animal’s immune system, a property Nexvet refers to as “100% species-specificity.” Nexvet’s product candidates also build upon the safety and efficacy data from clinically tested human therapies, thereby reducing clinical risk and development cost.

Nexvet is leveraging diverse global expertise and incentives to build a vertically integrated biopharmaceutical company, through conducting drug discovery in Australia, clinical development in the United States and Europe and biomanufacturing in Ireland.

Further information

Investors

Candice Knoll

Blueprint Life Science Group

+1 415-375-3340 Ext. 4

cknoll@bplifescience.com

Company

Damian Lismore

CFO, Nexvet Biopharma plc

+1 415-606-5744

damian.lismore@nexvet.com

Media

David Salisbury

Berry & Company Public Relations

+1 212-253-8881

dsalisbury@berrypr.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share and per share amounts)

	September 30, 2015	June 30, 2015
Assets
Current assets
Cash	$47,660	$52,033
Other income receivable	822	3,301
Prepaid expenses and other	1,249	607

Total current assets	49,731	55,941

Noncurrent assets
Prepaid expenses	159	163
Other income receivable	81	—

Total noncurrent assets	240	163

Property, plant and equipment, net	2,590	549
Intangible assets, net	15	19

Total assets	$52,576	$56,672

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$1,078	$658
Accrued expenses	2,637	2,352
Deferred grant income	73	—
Deferred lease incentive	21	23

Total current liabilities	3,809	3,033

Noncurrent liabilities
Deferred grant income	78	—
Deferred lease incentive	51	61

Total noncurrent liabilities	129	61

Total liabilities	$3,938	$3,094

Commitments and contingencies (Note 11)
Shareholders’ equity
Ordinary shares, $0.125 nominal value per share,100,000,000 shares authorized as of September 30, 2015 and June 30, 2015—11,457,921 and 11,406,916 shares issued and outstanding as of September 30, 2015 and June 30, 2015, respectively	$1,432	$1,426
Euro deferred shares, €100 nominal value per share, 400 shares authorized as of September 30, 2015 and June 30, 2015—400 shares issued and outstanding as of September 30, 2015 and June 30, 2015	13	13
Additional paid-in capital	80,730	80,275
Accumulated other comprehensive (loss)	(5,922)	(4,481)
Accumulated deficit	(27,615)	(23,655)

Total shareholders’ equity	48,638	53,578

Total liabilities and shareholders’ equity	$52,576	$56,672

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2015	2014
Revenue
Other	$—	$25

Total revenue	—	25

Operating Expenses
Research and development	3,725	2,539
General and administrative	1,870	2,818

Total operating expenses	5,595	5,357

Loss from operations	(5,595)	(5,332)
Other Income (Expense)
Research and development incentive income	567	741
Government grant income	4	297
Exchange gain	1,027	1,984
Interest income	37	13

Net loss	$(3,960)	$(2,297)

Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.35)	$(2.13)

Weighted-average ordinary shares outstanding, basic and diluted	11,442,552	1,078,166

Comprehensive Loss
Net loss	$(3,960)	$(2,297)
Net loss in foreign currency translation adjustments	(1,441)	(2,141)

Total comprehensive loss	$(5,401)	$(4,438)

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements consist of all statements other than statements of historical fact, including statements regarding our future results of operations and financial position, ability to reach a statistically significant endpoint at the primary assessment of the NV-01 pivotal safety and efficacy study, results of the current, new or any future NV-01 or NV-02 study, future expenditures relating to our lead product candidates, the time for completion of any of our studies, business strategy, prospective products, ability to obtain product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “position,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors.

Factors that could cause actual results to differ materially from our expectations expressed in this press release include those summarized under Risk Factors in our reports on Forms 10-Q and 10-K and the other documents we file from time to time with the Securities and Exchange Commission. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Except as required by law, we do not intend, and undertake no obligation, to revise or update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Unless otherwise stated or the context otherwise indicates, references to “we,” “us,” “our,” “Nexvet,” “Nexvet Biopharma plc” or the “Company” refer to Nexvet Biopharma public limited company and its consolidated subsidiaries.